EXHIBIT 10.3

                                 PROMISSORY NOTE

                                                                U.S. $200,000.00
                                                                 October 3, 2002
                                                               Chandler, Arizona

            The undersigned, DND Technologies, Inc., a Nevada corporation, with offices located at 375 E. Elliot Road, Building 6, Chandler, Arizona (85225) ("Borrower"), promises to pay to JEAN CHARLES CARTIER and JACQUELINE CARTIER ("Lender"), or order, in care of 9D PLATEAU FRONTENEX CH-1208 GENEVA SWITZERLAND, or such other place as Lender may designate, the principal sum of Two Hundred Thousand Dollar ($200,000.00) or so much thereof as shall be disbursed by Lender, with interest from the 15th day of October, 2002 on the unpaid principal balance (the "Loan"). This instrument is secured by a lien on the inventories and accounts receivable of Aspect Semiquip International, Inc., an Arizona corporation owned by the Borrower, in favor of Lender (the "Collateral") subject to a lion by Merrill Lynch Business Financial Services, Inc. in the amount of One Million Dollars (.$1,000,000). Borrower promises to pay principal and interest evidenced hereby in accordance with the herein contained and set forth.

            1. Borrower promises to and shall pay Lender the principal of Two Hundred Thousand Dollars ($200,000.00). Each and every month, on the 3rd day of the month, beginning November 15th, 2002 and continuing through October 15th, 2003 ("Maturity" or "Maturity Date"), Borrower promises to and shall pay Lender the sum of Two Thousand Five Hundred Dollars ($2,000.00) (the "Monthly Payment"), all of which shall be interest. The entire unpaid balance of the principal and interest, if not sooner paid, shall be and become due and payable at Maturity.

            2. Promise to pay interest ("Contract Rate"). In addition to the principal sum of this Note, Borrower promises to and shall pay Lender interest on the unpaid principal balance at the rate of twelve percent (12%) per annum due and payable as part of the Monthly Payment.

            3. Additional interest. In addition to the interest due and payable hereunder at the Contract Rate, Borrower shall pay to Lender as additional interest:

                  (a) The Late Charge as provided in paragraph 10 hereafter, when applicable;

                  (b) The Default Rate as provided in paragraph 11 hereafter, which shall be in lieu of the Contract Rate, when applicable; and

                  (c) The Additional Sums as set forth in paragraph 18 hereafter, when applicable.

            4. Blank.

            5. Calculation of Interest. All interest referred, to herein shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months.

            6. Place of payment. All payments shall be made by Borrower to Lender at 9D PLATEAU FRONTENEX C11-1208 GENEVA SWITZERLAND, or at such other place or places as Lender may designate in writing from time to time.

            7. Lawful money. All payments shall be in lawful money of the United States of America or in such other form which is acceptable to Lender. Lender's acceptance of payment in any form other than lawful money of the United States of America for any partial payment required or permitted under the provisions of this Note shall not be a waiver of the requirement that any future payments be made in lawful money of the United States of America.

            8. No Prepayment penalties. Borrower shall have the right and option to prepay this Note at any time prior to maturity without penalty or premium.

            9. Acceleration upon default. If Borrower shall

                  (a) in the payment when due of any payment or payments of interest or principal and interest, as herein provided; or

                  (b) in the performance of any of the terms, agreements, covenants or conditions in tiny of the Purchase Documents; or

                  (c) in the payment when due of any other sum or sums payable to Lender by Borrower or in the performance of any of the terms, agreements, covenants or conditions in the Purchase Documents;

then the entire principal of this Note, irrespective of the Maturity Date specified herein, together with all the then accrued interest thereon, shall, at the election of the Lender, and subject to paragraph 23 hereof without further notice of such election, become immediately due and payable.

            10. Late charge. Should any payment of interest not be paid within five (5) days after the same becomes due and payable (other than at maturity or by acceleration), it is recognized by Borrower that Lender will incur extra expenses for handling of delinquent payments, the exact amount of such extra expense being impossible to ascertain, but that a charge of Five Hundred and No/100 Dollars

($500.00) would be a fair approximation of the expense so incurred by Lender. Therefore, in such event, without further notice, and without prejudice to the right of Lender to collect any other amounts provided to be paid herein or to declare a default hereunder, and as Lender's monetary recovery to cover such expense incurred in handling delinquent payments, a late charge in that amount shall at Lender's option either be deducted from the amount of such delinquent payment when made (whereupon notice of such deduction shall be famished Borrower pursuant to paragraph 21 hereof) or shall upon written demand be paid by Borrower to Lender in addition to such delinquent payment.

            11. Default rate of interest. If any payment of principal or interest provided for herein is not paid when due, each and every such delinquent payment, including the entire principal balance and accrued interest in the event of an acceleration of the principal amount due hereunder, as provided below, shall bear interest to the extent permitted by law at the rate (the "Default Rate") of eighteen percent (18%) per annum which rate shall be inn lieu of the Contract Rate, and which outstanding interest shall be added to principal and compounded monthly until paid in full.

            12. Remedies cumulative. The rights or remedies of Lender as provided in any of the Purchase Documents shall be cumulative and concurrent, and may be pursued singularly, successively, or together against Borrower, any Guarantor hereof, and any other funds, property or security held by Lender for the payment hereof or otherwise at the sole, absolute and uncontrolled discretion of Lender. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the rights to exercise them at any later time.

            13. Consent and waiver of defenses. Except as otherwise provided herein, Borrower, and all indemnitors, endorsers, guarantors, sureties, accommodation parties, assuming parties hereof, arid all other persons liable or to become liable for all or any part of this indebtedness jointly and severally waive all applicable exemption .rights, whether under the state constitution, homestead laws or otherwise, and also jointly and severally waive diligence, presentment, protest and demand, and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms hereof, including time of payment, or of the terms of any of the Purchase Documents, agreed upon by Borrower, and further agree that any such renewal, extension or modification of the terms hereof, or of the terms of any of the purchase Documents or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences, as agreed upon by Borrower, shall not affect the liability of any of said parties .for the indebtedness evidenced by this Note. Any such renewals, extensions or modifications which have been agreed upon by Borrower may be made without notice to any of said parties. Ail said parties hereby specifically consent to any future action whereby (i) this Note may from time to tune be extended or renewed or its terms (including the terms of payment of principal or interest or both or any part thereof) otherwise modified, (ii) any of the provisions of any of the Purchase Documents may be amended or any requirement thereof or default thereunder waived or any departure therefrom consented to or any other forbearance or indulgence exercised with respect thereto, and (iii) any collateral now or hereafter securing this Note may be exchanged, substituted, realized upon, released, compromised, extended or otherwise dealt with or disposed of.

            14. Fees and expenses. Borrower, indernnitors, endorsers, guarantors, sureties, accommodation parties, assuming parties hereof and all other persons liable or to become liable on this Promissory Note, agree, jointly and severally, to pay all reasonable and customary costs of collection, including reasonable attorney's fees as determined by the judge of the court and all reasonable costs of suit, in case the unpaid principal sure, of this Note, or any payment of interest or principal and interest thereon or Premium, is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure repossession, seizure or other enforcement by Lender of any of the Purchase Documents in which Lender shall be successful, or in the event Lender is made party to any litigation because of the existence of the: indebtedness evidenced by this Note, or because of the existence of any of the Purchase Documents whether suit be brought or not, and whether through courts of original jurisdiction, as well as courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings.

            15. Amendment. This Note may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought; provided, however, that this paragraph shall in no way be a limitation on the provisions of the consents and waivers set forth in paragraph 13.

            16. This Note is secured by the inventories and accounts receivable of Aspect Semiquip International, Inc., an Arizona corporation owned by Borrower, subject to an existing one million dollar ($1,000,000) lien in favor of Merrill Lynch Business Financial Services, Inc.

            17. Interest not to exceed legal maximum. Notwithstanding any provision herein oz in any instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the State of Arizona. If Lender receives as interest an amount which would exceed such limits, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance and not to the payment of interest; and if a surplus remains after full payment of principal and lawful interest, the surplus shall tie remitted to Borrower by Lender, and Borrower hereby agrees to accept such remittance. If this paragraph becomes operative, the total loan shall at the option of Lender become immediately due and payable and shall bear interest at the maximum .rate then permitted by the usury laws of the State of Arizona until. all the then. obligations of this Note, as modified by this paragraph, are paid and performed in full. The acceleration provided for in this paragraph may be avoided by Borrower and all parties liable to Lender on the Note by then waiving any and all usury claims and defenses they then have, and by paying all interest then and thereafter due and payable at the lesser of the Contract Rate or highest rate then permitted by law.

            18. Additional sums. All fees, charges, goods, things in action or any other sums or things of value (collectively, the "Additional Sums") paid by Borrower to Lender, whether pursuant to this Note or otherwise howsoever with respect to the Loan or indebtedness evidenced hereby shall, for the purpose of tiny laws of the State of Arizona which may limit the maximum rate of interest to be charged with respect to such lotus or indebtedness, be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and contracted rate of interest described above shall be deemed to be increased by the Additional Sums.

            19. Successors and assigns. Whenever used herein, the words "Borrower" and "Lender" shall be deemed to include their respective heirs, personal representatives, successors and assigns. This paragraph shall not be a consent by Lender for Borrower to assign or transfer any property securing payment hereof or any rights, powers, obligations or duties of Borrower.

            20. Choice of laws. Except where preempted by the laws of the United States, or regulations promulgated thereunder, this Note shall be governed by the laws of the State of Arizona, and all parties agree and consent to Maricopa County, Arizona as the proper forum for the resolution of any and 4.1 disputes.

            21. Notice. All notices or other communications required or permitted to be given or delivered under this Note shall be in writing and delivered (a) by hand against receipted copy, or (b) by certified or registered mail, return receipt requested, with, a copy by fast class mail, in each case, postage prepaid, and addressed or delivered to the addresses hereinafter set forth, or to such other address as Borrower or Lender may designate by giving notice in the foregoing manner:

If intended for Borrower:

         DND Technologies, Inc.
         c/o Aspect Semiquip International
         375 E. Elliot Road
         Building 6
         Chandler, Arizona 85225

If intended for Leader and mailed:

         JEAN CHARLES CARTIER
         9d PLATEAU FRONTENEX
         CH-1208
         GENEVA SWITZERLAND

            22. Integrated contract. This Note, and any Collateral Security Agreement shall be anal become an integrated contract, and all terms, conditions and provisions hereof and thereof shall survive the closing of the loan contemplated hereby and the recording of all financing statements.

            23. Exercise of remedies. Lender will not exercise any of the rights or remedies authorized or permitted herein or in the documents described above in paragraph 22 which are exercisable upon the occurrence of a default by Borrower, other than a failure to pay principal or interest default, unless and until Lender has given notice to Borrower pursuant to paragraph 21 hereof and Borrower shall have failed to cure the default specified within said notice within a period of five (5) days. Failure to pay principal or interest shall carry no cure period, and default shall be immediate upon such failure to pay.

            24. Attorneys' fees. Notwithstanding any provision hereof to the contrary, if any dispute arising under the terms of this Note or any of the Purchase Documents shall result in. litigation, the prevailing party shall, in addition to any other relief granted or awarded by the court, be entitled to an award of reasonable attorneys' fees to be determined by the judge of the court.

            25. Headings. The paragraph headings used herein are for convenience only and are not to be used to interpret or construe this Note.

            26. Time is of the Essence. Time is hereby declared to be of the essence for the performance of all conditions and obligations herein set forth.

            EXECUTED the dates set forth below to be effective the date first above written.

Dated: October 14, 2002

ACCEPTED AND APPROVED AS
TO FORM AND CONTENT:


/s/ Paul V. Gallo
--------------------------------------
Paul V. Gallo, Chief Financial Officer
and Member, Board of Directors
DND Technologies, Inc., a Nevada corporation
with its principal offices at 375 E. Elliot Road
Building 6
Chandler, Arizona 85225